Exhibit 5.1

1460 El Camino Real

2nd Floor

Menlo Park, CA 94025-4110

+1.650.838.3600

March 25, 2021

Advantage Solutions Inc.

18100 Von Karman Avenue, Suite 1000

Irvine, California 92612

Advantage Solutions Inc.

Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Advantage Solutions Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company of a registration statement on Form S-1 filed with the Securities and Exchange Commission (the “Commission”) on March 25, 2021, and each amendment thereto, including the documents incorporated by reference therein (the “Registration Statement”), relating to (i) the offering and sale from time to time by certain selling stockholders named therein of 255,465,000 shares of the Company’s Class A common stock, par value $0.0001 per share (the “Outstanding Shares”) and (ii) the issuance from time to time of up to 7,333,333 shares of the Company’s Class A common stock (the “Warrant Shares”) upon exercise of outstanding warrants (the “Warrants”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”), and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus or prospectus supplement (collectively, the “Prospectus”), other than as expressly stated herein.

In connection with such matters, we have reviewed originals or copies of the following documents:

(a)	The Registration Statement.

(b)	The Prospectus.

(c)	The Second Amended and Restated Certificate of Incorporation of the Company and the Second Amended and Restated Bylaws of the Company, each as amended through the date hereof.

(d)

The originals or copies of such other corporate records of the Company, certificates of public officials and officers of the Company and agreements and other documents as we have deemed necessary as a basis for the opinions expressed below.

SHEARMAN.COM

Shearman & Sterling LLP is a limited liability partnership organized in the United States under the laws of the state of Delaware, which laws limit the personal liability of partners.

In our review and otherwise for the purpose of this opinion letter, we have assumed:

(a)	The genuineness of all signatures.

(b)	The authenticity of the originals of the documents submitted to us.

(c)	The conformity to authentic originals of any documents submitted to us as copies.

(d)	As to matters of fact, the truthfulness of the representations made in certificates of public officials and officers of the Company.

Additionally, we have assumed that at or prior to the time of the delivery of any of the Warrant Shares, the Registration Statement will have been declared effective under the Securities Act. We have not independently established the validity of the foregoing assumptions.

Based upon the foregoing and upon such other investigation as we have deemed necessary, we are of the opinion that (i) the Outstanding Shares have been duly authorized by the Company and are validly issued, fully paid and non-assessable and (ii) the Warrant Shares have been duly authorized and, when issued upon exercise of the Warrants in accordance with the terms thereof, would be validly issued, fully paid and nonassessable.

Our opinions set forth above are limited to the laws of the State of New York and the General Corporation Law of the State of Delaware and we do not express any opinion herein concerning any other law.

This opinion letter is delivered to you in connection with the filing of the Registration Statement. This opinion letter may not be relied upon by you for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name therein and in the Prospectus under the caption “Legal Matters.” In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Shearman & Sterling LLP

CMF/YH/DL

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